UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2016

KINERJAPAY CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168068

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

Jl. Multatuli, No.8A, Medan Indonesia	20151
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: +62-819-6016-168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2016, Mr. Sergei Rogov, who served as an executive officer and director of KinerjaPay Corp. (the "Registrant") since February, 2010, resigned as Chief Executive Officer, Chief Financial Officer and a director of the Registrant. There was no disagreement between Mr. Rogov and the Registrant on any matter relating to the Registrant's operations, policies or practices. Mr. Rogov's letter of resignation, in which he stated that his resignation was based on his desire to pursue other business opportunities, is attached as exhibit 17.1 to this Form 8-K.

On April 1, 2016, the Registrant appointed Mr. Edwin Witarsa Ng, who has served as the Registrant's Chairman since November 15, 2015, as Chief Executive Officer and interim Chief Financial Officer, in addition to continuing to serve Board Chairman as sole director. Reference is made to the disclosure in Items 5.01 and 5.02 of the Registrant's Form 8-K filed on November 17, 2015, with respect to the change in control and the appointment of Mr. Ng as Chairman.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.1	Letter of Resignation of Sergei Rogov dated April 1, 2016, filed herewith..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KinerjaPay Corp.

By:	/s/ Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer

Date: April 4, 2016